CALCULATION OF REGISTRATION FEE

Title of Each Class of	Proposed Maximum	Amount of
Securities Offered	Aggregate Offering Price	Registration Fee(1)(2)
2.300% Fixed Rate Notes due October 2016	$939,000.00	$109.02

(1) Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

(2) Paid herewith.

Filed under Rule 424(b)(2), Registration Statement No. 333-172579

Pricing Supplement No. 16 - Dated Tuesday, October 11, 2011 (To: Prospectus Dated March 2, 2011)

CUSIP	Principal		Gross	Net	Coupon	Coupon	Coupon	Day Count	Maturity	1st Coupon	1st Coupon	Survivor’s	FDIC	Product

Number	Amount	Selling Price	Concession	Proceeds	Type	Rate	Frequency	Basis	Date	Date	Amount	Option	Guaranteed	Ranking

96121BAR8	$939,000.00	100.000%	1.250%	$927,262.50	Fixed	2.300%	Monthly	30/360	10/15/2016	11/15/2011	$1.98	Yes	No	Senior Unsecured Notes

Redemption Information: Non-Callable

				Trade Date: Tuesday, October 11, 2011 @ 12:00 PM ET									Westpac Banking Corporation

				Settle Date: Friday, October 14, 2011									Prospectus dated March 2, 2011

Minimum Denomination/Increments:$1,000.00/$1,000.00

Initial trades settle flat and clear SDFS: DTC Book Entry only

Joint Lead Managers and Lead Agents: BofA Merrill Lynch, Incapital LLC Agents: Citigroup Global Markets Inc.,

Deutsche Bank Securities Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner

& Smith Incorporated, Morgan Stanley & Co. LLC, UBS Securities LLC, Wells Fargo Advisors, LLC

InterNotes® is a registered trademark of Incapital Holdings LLC. All Rights Reserved.
Westpac Banking Corporation